Exhibit 10.8

Promissory Note

RMB 7,000,000

May 30, 2021

FOR VALUE RECEIVED, the undersigned, jointly and severally (“Borrowers”), hereby unconditionally promises to pay to the order of Lingyi Kong or its assigns (“Lender”), the principal amount of RMB 7,000,000 (the “Loan Amount”) as provided in this Promissory Note (this “Note”).

1.	This Note shall bear no interest.

2.	The Loan Amount shall constitute credits to the Borrowers, whose cumulative borrowing shall not exceed the principal Loan Amount before the due date.

3.	Under no circumstances shall the Borrowers exceed RMB 2,000,000 in their monthly expenditure under the Loan Amount.

4.	On June 1, 2023 immediately due and payable in full, in the amount that the Borrower owes the Lender.

5.	The Borrower shall have the option to extend the due date upon the Lender’s discretion

6.	Borrowers shall have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note.

7.	Borrows shall also have the option to satisfy all or any portion of the Loan Amount through Wenzhou New Focus Technology & Electronic Co., Ltd.

8.	Wenzhou New Focus Technology & Electronic Co., Ltd. agrees to contribute to all or any portion of the Loan Amount if needed.

9.	This Note is not secured.

10.	If Borrowers fail to pay any amount of the Loan Amount when due, Lender may exercise any or all of its rights, powers, or remedies under the Note or applicable law or available in equity.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date set forth hereof.

Borrowers

/s/ Shengling Xiang
Erayak Power Solution Group Inc.

/s/ Chuan Long Lin
Wenzhou New Focus Technology & Electronic Co., Ltd.